UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2019

PetMed Express, Inc. (Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 South Congress Avenue Delray Beach, FL 33445
(Address of principal executive offices) (Zip Code)

(561) 526-4444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PETS	NASDAQ Global Select Market

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 12, 2019, PetMed Express, Inc. (the “Company”), based on the Compensation Committee of the Board of Directors recommendation and the Board of Directors’ approval that the Company amend the existing executive employment agreement (the “Executive Employment Agreement”) of Menderes Akdag, the Company’s President and Chief Executive Officer, entered into Amendment No. 7 to the Executive Employment Agreement with Mr. Akdag (“Agreement”). The Agreement provides that Section 6(g)(1) of the Executive Employment Agreement shall be deleted and replaced with the following:

In the event that a Change in Control (as hereinafter defined) of the Company shall occur at any time, the Executive shall have the right to terminate the Executive’s employment for “Good Reason,” as hereinafter defined, under this Agreement upon thirty (30) days written notice given at any time within one (1) year after the occurrence of such event, and upon such termination of the Executive’s employment with the Company pursuant to this Section 6g(1), the Executive shall be entitled to a one-time payment of two times his salary as of the date of such termination.

“Good Reason” shall mean (A) a significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to Executive's position as described in Section 3; or (B) a material breach of the Agreement by the Company; or (C) a material reduction of the Executive's benefits under any employee benefit plan, program or arrangement (for Executive individually or as part of a group) of the Company as then in effect or as in effect on the Effective Date of the Agreement, which reduction shall not be effectuated for similarly situated employees of the Company; or (D) failure by a successor company to assume the obligations under the Agreement; or (E) a change in the Executive's principal office to a location outside Palm Beach or Broward County, Florida.

The description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01        Financial Statements and Exhibits.

(c)	Exhibits.

10.1 – Amendment No. 7 to Executive Employment Agreement dated July 12, 2019 and effective July 12, 2019 between the Company and Menderes Akdag.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2019

PETMED EXPRESS, INC.

By:	/s/ Bruce S. Rosenbloom
Name:	Bruce S. Rosenbloom
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 7 to Executive Employment Agreement dated July 12, 2019 and effective July 12, 2019 between the Company and Menderes Akdag.